UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 27, 2015

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 27, 2015, PCTEL, Inc. acquired substantially all of the assets of, and assumed certain specified liabilities of, Nexgen Wireless, Inc., an Illinois corporation (“Nexgen”), pursuant to an Asset Purchase Agreement dated as of February 27, 2015 among PCTEL, Inc., Nexgen, and the principals of Nexgen as more fully described in the Company’s Current Report filed on Form 8-K on March 5, 2015. This amendment No. 1 on Form 8-K/A amends the Company’s March 5, 2015, Form 8-K to provide financial statements of Nexgen and pro forma financial information related to the acquisition as required by Item 9.01(a) and 9.01(b).

Item 9.01 Financial Statements and Exhibits

(b)	Financial Statements of Business Acquired

The financial statements of Nexgen for the years ended December 31, 2014 and 2013 are included as exhibit 99.1 to this Amendment No. 1.

(b)	Pro Forma Financial Information

The unaudited pro forma financial statements of PCTEL, Inc. required by this item are included as Exhibit 99.2 to this Amendment No. 1.

(d) Exhibits.

23	Consent of CJG Partners, LLP

99.1	The financial statements of Nexgen for the years ended December 31, 2014 and 2013

99.2	PCTEL, Inc. unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2014 and the three months ended March 31, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2015

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer